Exhibit 23.1

KPMG LLP Suite 800 1225 17th Street Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-264083) on Form S-3 of our report dated February 23, 2023, with respect to the financial statements of Edgewise Therapeutics, Inc.

/s/ KPMG LLP

Denver, Colorado
January 19, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.